Exhibit 99.1

Green Thumb Industries Reports Second Quarter 2025 Results

CHICAGO and VANCOUVER, British Columbia, August 6, 2025 (GLOBE NEWSWIRE) – Green Thumb Industries Inc. (“Green Thumb” or the “Company”) (CSE: GTII) (OTCQX: GTBIF), a leading national cannabis consumer packaged goods company and owner of RISE Dispensaries, today reported its financial results for the quarter ended June 30, 2025. Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”), and all currency is in U.S. dollars.

Highlights for the second quarter ended June 30, 2025:

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Revenue of $293.3 million, an increase of 4.7% over the prior year.
•
Cash at quarter end totaled $177 million.
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GAAP net loss of $0.65 million or $0.01 per basic and diluted share. Excluding the one-time loss of $11.7 million on a sale of assets, GAAP net income would have been $11.0 million or $0.05 per basic and diluted share.
•
Adjusted EBITDA of $82.7 million or 28.2% of revenue.
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Cash flow from operations of $56 million.
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Repurchased approximately 5.6 million of the Company’s Subordinate Voting Shares for $24 million.

See definitions and reconciliation of non-GAAP measures elsewhere in this release.

Management Commentary

“The Green Thumb team continues to deliver topline growth despite persistent pricing pressure in many of our key markets. Second quarter 2025 revenue was $293 million, a 5% gain over the comparable period last year. Adjusted EBITDA was $83 million or 28% of revenue and our second quarter cash flow from operations was $56 million. In addition, we bought back 5.6 million shares at an average price of $4.28 per share throughout the quarter,” said Green Thumb Founder, Chairman and Chief Executive Officer Ben Kovler. “While our stock price continues to serve as a barometer for federal action, we believe Green Thumb has created value not currently reflected by the market due to several factors, including structural issues in the industry. Despite these challenges, we will continue to work to realize that value and continue to build brands Americans love. We are deeply committed to creating long-term value for all our stakeholders; this has always been the Green Thumb story.”

Green Thumb President Anthony Georgiadis added, “The second quarter was very productive for us. We experienced strong market share gains in key states including Illinois, Pennsylvania, New Jersey, Florida, and others. In addition, our team continued preparation for Minnesota’s imminent adult-use launch. As we look ahead, we are confident in our team, our strategy, and our financial strength to help us navigate the current market environment.”

Green Thumb Industries Inc.

Second Quarter 2025 Financial Overview

Total revenue for the second quarter 2025 was $293.3 million, up 4.7% from the prior year period. Revenue growth in the second quarter was driven primarily by sales from the Company's Consumer Packaged Goods segment, reflecting continued expansion in the adult-use markets in New York and Ohio.

Overall retail revenue increased 0.3% versus the second quarter of 2024. Second quarter 2025 comparable sales (stores open at least 12 months) decreased 4.1% versus the prior year on a base of 91 stores. Consumer Packaged Goods gross revenue increased 8.4% versus the second quarter of 2024.

Gross profit for the second quarter 2025 was $146.3 million or 49.9% of revenue, down from $150.5 million or 53.7% of revenue over the prior year period. The decline in gross margin percentage was primarily driven by price compression.

Total selling, general and administrative expenses for the second quarter 2025 were $106.8 million or 36.4% of revenue, compared to $96.5 million or 34.4% of revenue for the second quarter 2024. The increase in total expenses was primarily attributable to increased costs associated with the opening and operation of new retail stores.

Total other expense for the second quarter was $17.1 million versus $1.2 million for the comparable period, primarily due to the loss on the sale of Green Thumb's incredibles intellectual property and hemp business to Agrify.

Net loss attributable to the Company for the second quarter was $0.65 million or $0.01 per basic and diluted share, compared to net income of $20.7 million, or $0.09 per basic and diluted share in the prior year period. Excluding the one-time charge of $11.7 million, GAAP net income would have been $11.0 million or $0.05 per basic and diluted share.

In the second quarter 2025, EBITDA was $69.1 million or 23.6% of revenue, versus $82.0 million or 29.3% of revenue for the comparable prior year period. Adjusted EBITDA, which excluded non-cash stock-based compensation of $12.0 million and other non-operating adjustments of $1.7 million, was $82.7 million or 28.2% of revenue, down from $93.8 million or 33.5% of revenue for the second quarter 2024.

For additional information on the non-GAAP financial measures discussed above, see under “Non-GAAP Financial Information” below.

Balance Sheet and Liquidity

As of June 30, 2025, current assets were $405.4 million, including cash and cash equivalents of $176.9 million. Total debt outstanding was $250.0 million.

Total basic and diluted weighted average shares outstanding for the three months ended June 30, 2025, were 235.8 million shares.

Capital Allocation

During the second quarter, the Company repurchased approximately 5.6 million Subordinate Voting Shares for $24 million, at an average price of $4.28 per share. To date, the Company has purchased a total of approximately 13.5 million Subordinate Voting Shares for $108 million, with an average purchase price of $7.96 per share. The Company's remaining authority to repurchase Shares is $15.6 million through September 22, 2025.

Green Thumb Industries Inc.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial measures as defined by the U.S. Securities and Exchange Commission. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.

Definitions

EBITDA: Earnings before interest, taxes, other income or expense and depreciation and amortization.

Adjusted EBITDA: Earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash stock-based compensation, one-time transaction related expenses, or other non-operating costs.

Conference Call and Webcast

Green Thumb will host a conference call on Wednesday, August 6, 2025, at 5:00 pm Eastern Time to discuss its results for the quarter ended June 30, 2025. The earnings call may be accessed by dialing 844-883-3895 (toll-free) or 412-317-5797 (international). A live audio webcast of the call will also be available on the Investor Relations section of Green Thumb’s website at https://investors.gtigrows.com and will be archived for replay.

About Green Thumb Industries

Green Thumb Industries Inc. (“Green Thumb”) is a leading national cannabis consumer packaged goods company and retailer headquartered in Chicago, Illinois. The company manufactures and distributes a portfolio of branded cannabis products, some of which are licensed, including RYTHM, Dogwalkers, incredibles, Beboe, &Shine, Doctor Solomon’s and Good Green. Green Thumb also owns and operates RISE Dispensaries, a rapidly growing national retail chain. Green Thumb serves millions of patients and customers each year with a mission to promote well-being through the power of cannabis while giving back to the communities it serves. Established in 2014, Green Thumb has 20 manufacturing facilities and 108 retail stores across 14 U.S. markets, employing approximately 4,800 people. More information is available at www.gtigrows.com.

Cautionary Note Regarding Forward-Looking Information

This press release contains statements that we believe are, or may be considered to be, “forward-looking statements.” All statements other than statements of historical fact included in this document regarding the prospects of our industry or our prospects, plans, financial position or business strategy may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “will,” “expect,” “intend,” “estimate,” “foresee,” “opportunity,” “project,” “potential,” “risk,” “anticipate,” “believe,” “plan,” “forecast,” “continue,” “suggests” or “could” or the negative of these terms or variations of them or similar terms or expressions of similar meaning. Furthermore, forward-looking statements may be included in various filings that we make with the Securities and Exchange Commission (the “SEC”), or oral statements made by or with the approval of one of our authorized executive officers. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. These known and unknown risks include, without limitation: cannabis remains illegal under U.S. federal law, and enforcement of cannabis laws could change; state regulation of cannabis is uncertain; the Company may not be able to obtain or maintain necessary permits and authorizations; the Company may face limitations on ownership of cannabis licenses; the Company may become subject to U.S. Food and Drug Administration or the U.S. Bureau of Alcohol, Tobacco, Firearms, and Explosives regulation; as a cannabis business, the Company is subject to applicable anti-money laundering laws and regulations and have restricted access to banking and other financial services; the Company may face difficulties acquiring additional financing; the Company operates in a highly regulated sector and may not always succeed in complying fully with applicable regulatory requirements in all jurisdictions where it conducts business; the Company faces intense competition; the Company faces competition from the illicit market as well as hemp products that are actually or purportedly compliant with the Agricultural Improvement Act of 2018 (the Farm Bill); the Company is dependent upon the popularity and consumer acceptance of its brand portfolio; the Company has limited trademark protections; as a cannabis business, the Company is subject to unfavorable tax treatment and may incur significant tax liability; as a cannabis business, the Company may be subject to civil asset forfeiture; the Company is subject to proceeds of crime statutes; the Company faces exposure to fraudulent or illegal activity; the Company faces risks due to industry immaturity or limited comparable, competitive or established industry best practices; the Company faces risks related to its products; the Company’s business is subject to

Green Thumb Industries Inc.

the risks inherent in agricultural operations; the Company faces an inherent risk of product liability and similar claims; the Company’s products may be subject to product recalls; the Company may face unfavorable publicity or consumer perception; the Company may be adversely impacted by rising or volatile energy costs and availability; the Company faces risks related to its information technology systems and potential cyber-attacks and security breaches; the Company relies on third-party software providers for numerous capabilities we depend upon to operate, and a disruption of one or more of these systems could adversely affect our business; the Company relies on the expertise of its management team and other employees experienced in the cannabis industry, and the loss of key personnel could negatively affect its business; the Company’s voting control is concentrated; the Company’s capital structure and voting control may cause unpredictability; and sales of substantial amounts Subordinate Voting Shares by the Company’s shareholders in the public market may have an adverse effect on the market price of the Company’s Subordinate Voting Shares. Further information on these and other potential factors that could affect the Company’s business and financial condition and the results of operations are included in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and elsewhere in the Company’s filings with the SEC, which are available on the SEC’s website or at https://investors.gtigrows.com. Readers are cautioned not to place undue reliance on any forward-looking statements contained in this document, which reflect management’s opinions only as of the date hereof. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements. You are advised, however, to consult any additional disclosures we make in our reports to the SEC. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this document.

The Canadian Securities Exchange does not accept responsibility for the adequacy or accuracy of this release.

Investor Contacts:

Mathew Faulkner

Chief Financial Officer

InvestorRelations@gtigrows.com

310-622-8257

Andy Grossman
EVP, Capital Markets & Investor Relations
InvestorRelations@gtigrows.com
310-622-8257

Media Contact:
GTI Communications
media@gtigrows.com

Source: Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from Unaudited Interim Condensed Consolidated Statements of Operations

For the Three Months Ended June 30, 2025, March 31, 2025 and June 30, 2024

	Three Months Ended
	June 30, 2025	March 31, 2025	June 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)

Revenues, Net of Discounts	$293,257	$279,540	$280,147
Cost of Goods Sold	(147,001)	(136,265)	(129,627)

Gross Profit	146,256	143,275	150,520

Expenses:
Total Expenses	106,823	100,793	96,500

Income From Operations	39,433	42,482	54,020

Other Income (Expense):
Other Income (Expense), Net	(13,989)	(24)	2,464
Interest Income	1,910	2,123	2,314
Interest Expense, Net	(5,046)	(4,865)	(5,981)

Total Other Expense	(17,125)	(2,766)	(1,203)

Income Before Provision for Income Taxes And Non-Controlling Interest	22,308	39,716	52,817

Provision For Income Taxes	21,576	31,315	31,899

Net Income Before Non-Controlling Interest	732	8,401	20,918

Net Income Attributable To Non-Controlling Interest	1,377	95	206

Net (Loss) Income Attributable To Green Thumb Industries Inc.	$(645)	$8,306	$20,712

Net (Loss) Income Per Share - Basic	$(0.01)	$0.04	$0.09

Net (Loss) Income Per Share - Diluted	$(0.01)	$0.04	$0.09

Weighted Average Number of Shares Outstanding - Basic	235,842,313	236,120,511	237,416,373

Weighted Average Number of Shares Outstanding - Diluted	235,842,313	236,822,468	240,137,922

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Highlights from the Unaudited Interim Condensed Consolidated Balance Sheet

(Amounts Expressed in Thousands of United States Dollars)

June 30,
2025
(Unaudited)
Cash and Cash Equivalents	$176,923
Other Current Assets	228,514
Property and Equipment, Net	722,991
Right of Use Assets, Net	240,886
Intangible Assets, Net	462,407
Goodwill	595,619
Other Long-term Assets	120,882
Total Assets	$2,548,222
Total Current Liabilities	$179,326
Notes Payable, Net of Current Portion and Debt Discount	234,069
Lease Liabilities, Net of Current Portion	256,807
Other Long-Term Liabilities	78,621
Total Equity	1,799,399
Total Liabilities and Equity	$2,548,222

Green Thumb Industries Inc.

Green Thumb Industries Inc.

Supplemental Information (Unaudited) Regarding Non-GAAP Financial Measures

For the For the Three Months Ended June 30, 2025, March 31, 2025 and June 30, 2024

(Amounts Expressed in Thousands of United States Dollars)

EBITDA, and Adjusted EBITDA are non-GAAP measures and do not have standardized definitions under GAAP. We define each term as follows:

(1) EBITDA is defined as earnings before interest, taxes, other income or expense and depreciation and amortization.
(2) Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, and amortization, adjusted for other income, non-cash share-based compensation, one-time transaction related expenses, or other non-operating (income) or costs.

The following information provides reconciliations of the supplemental non-GAAP financial measures, presented herein to the most directly comparable financial measures calculated and presented in accordance with GAAP. The Company has provided the non-GAAP financial measures, which are not calculated or presented in accordance with GAAP, as supplemental information and in addition to the financial measures that are calculated and presented in accordance with GAAP. These supplemental non-GAAP financial measures are presented because management has evaluated the financial results both including and excluding the adjusted items and believes that the supplemental non-GAAP financial measures presented provide additional perspective and insights when analyzing the core operating performance of the business. These supplemental non-GAAP financial measures should not be considered superior to, as a substitute for or as an alternative to, and should be considered in conjunction with, the GAAP financial measures presented.

	Three Months Ended
Adjusted EBITDA	June 30, 2025	March 31, 2025	June 30, 2024
	(Unaudited)	(Unaudited)	(Unaudited)
Net Income Before Noncontrolling Interest (GAAP)	$732	$8,401	$20,918
Interest Income	(1,910)	(2,123)	(2,314)
Interest Expense, Net	5,046	4,865	5,981
Provision For Income Taxes	21,576	31,315	31,899
Other Expense (Income), Net	13,989	24	(2,464)
Depreciation and Amortization	29,671	29,411	27,985
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) (non-GAAP measure)	$69,104	$71,893	$82,005
Share-based Compensation, Non-Cash	11,966	10,309	8,866
Acquisition, Transaction, and Other Non-Operating (Income) Costs	1,670	3,045	2,925
Adjusted EBITDA (non-GAAP measure)	$82,740	$85,247	$93,796